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                                                                       EXHIBIT 5

                               [MC&T LETTERHEAD]

                                  May 9, 1996

Foodbrands America, Inc.
1601 Northwest Expressway, Suite 1700
Oklahoma City, Oklahoma 73118-4100

Ladies and Gentlemen:

    Reference is made to your Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-01911) to be filed with the Securities and Exchange Commission on May 9, 1996. Unless otherwise defined herein, capitalized terms used herein are defined as set forth in the above-mentioned Registration Statement.

    We have examined the corporate records of Foodbrands America, Inc. (the "Company"), have attended meetings of the Company's Board of Directors and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In addition, we have relied upon the factual representations made by the Company and the Subsidiary Guarantors in the Indenture.

    Based on and subject to the foregoing, we are of the opinion that:


        When issued to the Underwriters against payment therefor in accordance with the purchase agreement among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc. and Dillon, Read & Co. Inc., the Notes proposed to be sold by the Company and the Note Guarantees will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, and each of such Notes and Note Guarantees will be enforceable against the Company and such Subsidiary Guarantors, respectively, in accordance with their terms.


    The opinions expressed herein as to the valid, binding and enforceable nature of the Notes and the Note Guarantees is subject to the exceptions that
(i) enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, and (ii) enforcement is subject to general principles of equity (regardless of whether enforcement is considered a proceeding in equity or at law).

    We hereby consent to the inclusion of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of such Registration Statement.
                                          Very truly yours,